QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.18

Form of Indemnification Agreement

        The Registrant has entered into Indemnification Agreements with each of the following persons in the form attached hereto:

John McDonnell, Jr.
John McDonnell III
Scott Ziegler
Peter Gorog
Michael Keegan
Matthew Mudd
Mark Cole
Larry Crompton
James Mullen
James McLaughlin
Henry Graham
Edward O'Brien
Curtis Generous
Brian Bates
Barry Toser
Amy Wolff
Alan Schwartz
Pamela Preston
Collin Roche
Philip Canfield
Bruce Rauner
John Benton
George Moore
Stephen Graham

Indemnification Agreement

        This Indemnification Agreement ("Agreement") is made as of this    day of                    2003, by and between TNS Holdings, Inc., a Delaware corporation (the "Company"), and (NAME) ("Indemnitee").

        WHEREAS, the Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been limited; and

        WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other officers and directors of the Company may not be willing to continue to serve as officers and directors without additional protection; and

        WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

        NOW, THEREFORE, in consideration of the mutual promise contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and Indemnitee hereby agree as follows:

  1.    Indemnification.

        (a)    Third Party Proceedings.    The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, TNS Holdings, L.L.C. (the "Parent") or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expense (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner in which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

        (b)    Proceedings by or in the Right of the Company.    The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company, Parent or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, Parent or any subsidiary of the Company, by reason of any action or inaction on the part of the Indemnitee or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and amounts paid in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

        (c)    Mandatory Payment of Expenses.    To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) of this Section 1 or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith.

  2.    Expenses; Indemnification Procedure.

        (a)    Advancement of Expenses.    The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil, criminal, administrative or investigative action, suit or proceeding referenced in Section l(a) or 1(b) hereof. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefore by Indemnitee to the Company.

        (b)    Notice /Cooperation by Indemnitee.    Indemnitee shall use reasonable efforts to give the Company notice in writing as soon as practicable of any claim against Indemnitee for which indemnification will be sought under this Agreement; provided, however, that any failure to timely deliver such notice shall relieve the Company of its obligations hereunder only to the extent the Company was prejudiced by such failure. Notice to the Company shall be directed to TNS Holdings, Inc., 11480 Commerce Park Drive, Reston, Virginia 20191-1506 (Attn: Michael Q. Keegan, General Counsel) (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received on the third business day after the date postmarked if sent certified or registered mail, properly addressed; otherwise, notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

        (c)    Procedure.    Any indemnification and advances provided for in Section 1 and this Section 2 shall be made no later than twenty (20) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute or under any provision of the Company's Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 12 of this Agreement, Indemnitee shall also be entitled to be paid for the expense (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

        (d)    Notice to Insurers.    If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

        (e)    Selection of Counsel.    In the event the Company shall be obligated under Section 2(a) hereof to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of other counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ Indemnitee's own counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there is, or is likely to be, a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

  3.    Additional Indemnification Rights; Nonexclusivity.

        (a)    Scope.    Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. The Company's indemnification obligations contained herein shall apply to claims arising out of acts or omissions that occurred, or occur, both prior to and subsequent to the date hereof. To the extent any change, after the date of this Agreement, in any applicable law, statute or rule expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee or agent, such changes shall be ipso facto, within the purview of Indemnitee's rights and Company's obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee or agent, such changes, to the extent not otherwise required by law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

        (b)    Nonexclusivity.    The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office (an "Indemnified Capacity"). The indemnification provided under this Agreement shall continue to Indemnitee for any action taken or not taken while serving in an Indemnified Capacity (whether prior to or after the effective date hereof) even though he may have ceased to serve in an Indemnified Capacity at the time of any action, suit or other covered proceeding.

  4.    Partial Indemnification.

        If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expense, judgment, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

  5.    Mutual Acknowledgment.

        Both the Company and Indemnitee acknowledge that in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the questions of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

  6.    Officer and Director Liability Insurance.

        Subject to Section 8(c) hereof, all rights hereunder shall be in addition to and not in limitation of any policy or policies of insurance obtained by the Company, Parent or any subsidiary of the Company providing coverage for losses from wrongful acts, or to ensure the Company's performance of its Indemnification obligations under this Agreement.

  7.    Severability.

        Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

  8.    Exceptions.

        Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

        (a)    Claims Initiated by Indemnitee.    To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expense may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

        (b)    Lack of Good Faith.    To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

        (c)    Insured Claims.    To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company, Parent or any subsidiary of the Company; or

        (d)    Claims Under Section 16(b).    To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

  9.    Construction of Certain Phrases.

        (a)   For purposes of this Agreement, references to the "Company" shall include, in addition to TNS Holdings, Inc., all subsidiaries and any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

        (b)   For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnity with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

  10.    Counterparts.

        This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which shall constitute one and the same agreement.

  11.    Successors and Assigns.

        This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee's estate, heirs, legal representatives and assigns.

  12.    Attorneys' Fees.

        In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee with respect to such action unless, as a part of such action, a court of competent jurisdiction determines that each of the material assertions made by

Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorney's fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action) unless, as a part of such action, the court determines that each of the Indemnitee's material defenses to such action were made in bad faith or were frivolous.

  13.    Notices.

        All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

  14.    Consent to Jurisdiction.

        The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

  15.    Choice of Law.

        This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TNS HOLDINGS, INC.
By:

Its:

11480 Commerce Park Drive, Suite 600 Reston, Virginia 20191-1506 Attn: Michael Keegan, General Counsel
AGREED TO AND ACCEPTED:

Name:
Address:

QuickLinks

  Exhibit 10.18
Form of Indemnification Agreement
Indemnification Agreement